    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1998
                                                          REGISTRATION NO.

________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                       ________________________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                       ________________________________

                        SUNGARD/(R)/ DATA SYSTEMS INC.
            (Exact name of registrant as specified in its charter)

        DELAWARE                      1285 DRUMMERS LANE,           51-0267091
(State or other jurisdiction of    WAYNE, PENNSYLVANIA 19087   (I.R.S. Employer
incorporation or organization)          (610) 341-8700         Identification No.)

                       ________________________________

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       ________________________________
                          LAWRENCE A. GROSS, ESQUIRE
                      VICE PRESIDENT AND GENERAL COUNSEL
                           SUNGARD DATA SYSTEMS INC.
                 1285 DRUMMERS LANE, WAYNE, PENNSYLVANIA 19087
                                (610) 341-8700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                       ________________________________
                           FRANCIS E. DEHEL, ESQUIRE
                       BLANK ROME COMISKY & MCCAULEY LLP
                               ONE LOGAN SQUARE
                       PHILADELPHIA, PENNSYLVANIA 19103
                          PHONE NO.:  (215) 569-5500
                           FAX NO.:  (215) 569-5555
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                       ________________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment, please check the following box.
[ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
            TITLE OF                  AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
   EACH CLASS OF SECURITIES            TO BE           OFFERING PRICE         AGGREGATE        REGISTRATION
       TO BE REGISTERED             REGISTERED            PER SHARE        OFFERING PRICE          FEE
--------------------------------------------------------------------------------------------------------------
         Common Stock,          632,935 shares/(1)/       $34.00/(2)/       $21,519,790/(2)/    $7,420.62
   par value $0.01 per share
--------------------------------------------------------------------------------------------------------------

/(1)/ This Registration Statement covers shares owned by certain selling stockholders which shares may be offered from time to time by the selling stockholders for a period ending on or before April 25, 1998.
/(2)/ Based upon the average of the high and low sale price of the Common Stock as reported by the New York Stock Exchange on March 18, 1998, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

      SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED MARCH 19, 1998

                                  PROSPECTUS
                                  ----------

                        SUNGARD/(R)/ DATA SYSTEMS INC.

                        632,935 SHARES OF COMMON STOCK

     The shares offered hereby (the "Shares") consist of 632,935 shares of common stock, $.01 par value per share (the "Common Stock"), of SunGard Data Systems Inc., a Delaware corporation ("SunGard"), which are owned by the selling stockholders listed herein under "Selling Stockholders" (collectively, the "Selling Stockholders"). The Shares may be offered from time to time by the Selling Stockholders for a period ending on or before April 25, 1998. SunGard shall pay its own legal and accounting fees, all registration and filing fees attributable to the registration of the Shares, all legal fees and filing fees relating to state securities or "blue sky" filings, the filing fee payable to the New York Stock Exchange and all printing fees incurred in connection herewith. Each Selling Stockholder shall pay his, her or its own legal and accounting fees and any other expenses incurred by the Selling Stockholder. Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the Shares shall be borne by the Selling Stockholder selling such Shares. SunGard will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

     The Selling Stockholders have not advised SunGard of any specific plans for the distribution of the Shares covered by this Prospectus, but it is anticipated that the Shares will be sold from time to time primarily in transactions (which may include block transactions) on the New York Stock Exchange at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through whom sale of the Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

     SunGard's Common Stock is traded on the New York Stock Exchange under the symbol "SDS." On March ____, 1998, the last reported closing price of the Common Stock was $______ per share.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         _____________________________

                THE DATE OF THIS PROSPECTUS IS MARCH ___, 1998

                             AVAILABLE INFORMATION

     SunGard has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act (the "Registration Statement") with respect to the registration of SunGard Common Stock owned by the Selling Stockholders. This Prospectus constitutes a part of the Registration Statement and, in accordance with the rules of the Commission, omits certain of the information contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits thereto.

     SunGard is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such materials and other information concerning SunGard can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is (http://www.sec.gov).

     THIS PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUNGARD HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL DOCUMENTS AND INFORMATION THAT HAVE BEEN INCORPORATED BY REFERENCE HEREIN (NOT INCLUDING EXHIBITS THERETO UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN). SUCH DOCUMENTS AND INFORMATION ARE AVAILABLE UPON REQUEST FROM SUNGARD DATA SYSTEMS INC., 1285 DRUMMERS LANE, WAYNE, PENNSYLVANIA 19087, ATTENTION:
INVESTOR RELATIONS; TELEPHONE: (610) 341-8700.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by SunGard (Commission File Number 1-12989) with the Commission are hereby incorporated by reference in this Prospectus: (1) SunGard's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) SunGard's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997; (3) SunGard's Current Reports on Form 8-K filed with the Commission on January 16, 1998 and on October 27, 1997; and (4) the description of SunGard Common Stock that is incorporated by reference in SunGard's Registration Statement on Form 8-A filed on May 14, 1997, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by SunGard pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in any document incorporated or deemed to be in corporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

                                  THE COMPANY

     SunGard is a computer services and application software company. SunGard is a large specialized provider of proprietary investment support systems, is the pioneer and a leading provider of comprehensive computer disaster recovery services, and also provides proprietary healthcare information systems and other computer services. SunGard is a Delaware corporation that was organized in 1982. SunGard's principal executive offices are located at 1285 Drummers Lane, Wayne, Pennsylvania, 19087, and its telephone number is (610) 341-8700.

                                USE OF PROCEEDS

     SunGard will not receive any proceeds from the sale of the Shares by the Selling Stockholders.


                           INVESTMENT CONSIDERATIONS

     Statements about SunGard's expectations and all other statements made in this registration statement or incorporated by reference hereby, other than historical facts are forward-looking statements. Since these statements involve risks and uncertainties and are subject to change at any time, SunGard's actual results could differ materially from expected results. SunGard derives most of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While SunGard believes that its assumptions are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, especially the timing and magnitude of software sales, the timing and magnitude of technological advances, the performance of recently acquired businesses, the prospects for future acquisitions, and the overall condition of the financial services industry. These factors, as and when applicable, are discussed in SunGard's filings with the Securities and Exchange Commission, including its most recent Form 10-K, a copy of which may be obtained from SunGard without charge. See "Available Information."

NET INCOME PER COMMON SHARE AND SUBSEQUENT EVENT:

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128), which specifies a new methodology for the computation, presentation and disclosure of earnings per share and makes the U.S. standard for computing earnings per share more consistent with that of other countries and with the International Accounting Standards Committee.

     SFAS 128 was adopted by the Company in the fourth quarter of 1997, and required restatement of earnings per share data for all periods presented at the time of adoption. The Company's new earnings per share amounts do not differ materially from those computed under the former accounting standard. The following amounts represent the Company's net income per common share calculated in accordance with SFAS 128:

                        1997      1996      1995      1994      1993
------------------------------------------------------------------------
Basic net income per
common share           $0.89     $0.41     $0.63     $0.57     $0.55


Diluted net income
per common share       $0.87     $0.41     $0.61     $0.56     $0.52

Also, on January 2, 1998, the Company issued approximately 13.2 million shares of common stock in connection with a merger with Infinity Financial Technology, Inc. (Infinity). The merger has been accounted for as a pooling-of-interests, requiring all historical financial information to be restated.

The following pro forma combined results of operations (in thousands, except per share amounts) is provided for illustrative purposes only and assumes that the merger with Infinity had occurred as of the beginning of each of the period presented. The following pro forma information should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the companies had actually been combined during those periods or the results that may be obtained in the future.

                        1997      1996      1995      1994      1993
------------------------------------------------------------------------
Revenues               $925,029  $711,857  $557,366  $449,785  $387,155

Net income             $ 83,975  $ 40,306  $ 50,845  $ 44,728  $ 39,191

Earnings per share:

         Basic         $   0.84  $   0.43  $   0.59  $   0.54  $   0.50

         Diluted       $   0.81  $   0.41  $   0.55  $   0.50  $   0.47

                             SELLING STOCKHOLDERS

     The following table sets forth certain information as of the date of this Prospectus regarding the ownership of shares of SunGard Common Stock of each Selling Stockholder and as adjusted to give effect to the sale of the Shares offered hereby. All of the Shares being offered by the Selling Stockholders were acquired by them as a result of the acquisition by SunGard of WSC Group, Inc. The Shares are being registered to permit public secondary trading in the Shares and the Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."

                                  # of Shares       # of Shares       # of Shares     % of Shares
                                 Owned Before      Being Offered      Owned After     Owned After
Name of Selling Stockholder      the Offering         For Sale       the Offering    the Offering
-----------------------------   --------------    --------------   ---------------  --------------
Wallace Aptman...............          4,420           4,420              0                *

Roger Gregory................         39,000          36,400          2,600                *

Anthony Grillo...............         13,000          13,000              0                *

Charles D. Klein.............          7,540           7,540              0                *

Barry Margolius..............         13,000          13,000              0                *

Robert McAllister............         39,000          36,400          2,600                *

Robert Michaels..............         58,500          58,500              0                *

Joseph J. Nicholson..........        319,635         319,635              0                *

Nina Rosenwald...............         42,900          42,900              0                *

Alice R. Sigelman............         42,900          42,900              0                *

David P. Steinmann...........         15,340          15,340              0                *

Elizabeth R. Varet...........         42,900          42,900              0                *

______________________________
*  Less than one (1) percent of the outstanding Common Stock of SunGard.

                              PLAN OF DISTRIBUTION

     The Shares offered hereby by the Selling Stockholders may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in one or more transactions on the New York Stock Exchange (which may involve block transactions), in special offerings, in negotiated transactions, or otherwise, at prices and at terms then prevailing, at prices rated to such prevailing market prices, or at negotiated prices. In effecting sales, Selling Stockholders may engage one or more brokers or dealers to act as principal or agent in making such sales. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. In addition, any securities covered by this

Prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon SunGard being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (a) the name of each such broker-dealer, (b) the number of Shares involved, (c) the price at which such Shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
(e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

     The Registration Statement shall remain effective until the earlier of (i) the date on which all of the Shares included in the Registration Statement have been distributed to the public and (ii) April 25, 1998.

     SunGard shall pay its own legal and accounting fees, all registration and filing fees attributable to the registration of the Shares, all legal fees and filing fees relating to state securities or "blue sky" filings, the filing fee payable to the New York Stock Exchange and all printing fees incurred in connection herewith. Each Selling Stockholder shall pay his, her or its own legal and accounting fees and any other expenses incurred by the Selling Stockholder. Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the Shares shall be borne by the Selling Stockholder selling such Shares.

     SunGard has agreed to indemnify the Selling Stockholders in certain circumstances, against certain liabilities, including liabilities arising under the Securities Act. Each Selling Stockholder has agreed to indemnify SunGard and its directors, and its officers who sign the Registration Statement against certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL OPINION

     An opinion has been rendered by the law firm of Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania, to the effect that the shares of Common Stock offered by the Selling Stockholders hereby are legally issued, fully paid and non-assessable.

                                    EXPERTS

     The consolidated balance sheets of SunGard and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements and schedule of Infinity Financial Technology, Inc. ("Infinity") appearing in Infinity's Annual Report on Form 10-K for the year ended December 31, 1996 and included as an Exhibit to SunGard's Current Report on Form 8-K dated January 16, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by SunGard or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of SunGard or that information contained herein is correct as of any time subsequent to the date hereof.

                                _______________


                               TABLE OF CONTENTS

                                                               Page
                                                               ----
Available Information..........................................   2
Incorporation of Documents
   by Reference................................................   2
The Company....................................................   3
Use of Proceeds................................................   3
Investment Considerations......................................   3
Net Income Per Common Share and Subsequent Event...............   4
Selling Stockholders...........................................   5
Plan of Distribution...........................................   5
Legal Opinion..................................................   6
Experts........................................................   6

                           ________________________

                                632,935 Shares


                           SUNGARD DATA SYSTEMS INC.


                                 Common Stock


                                _______________

                                  PROSPECTUS
                                _______________


                                March __, 1998

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby.

SEC registration fee paid by the Company........................... $ 7,421
Legal fees and expenses.............................................. 5,000
Accounting fees and expenses......................................... 4,000
Miscellaneous........................................................ 1,000
          Total.................................................... $17,421

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

     SunGard's Bylaws provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law.

     As permitted by the Delaware General Corporation Law, SunGard has adopted an amendment to its Amended and Restated Certificate of Incorporation to eliminate the personal liability of its directors to SunGard and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, SunGard has entered into indemnification agreements (in the form approved by SunGard's stockholders at its 1987 Annual Meeting) with each of its directors and officers. These agreements provide indemnification to the fullest extent permitted by law and, in certain respects, provide greater protection than that specifically provided by the Delaware General Corporation Law. The agreements do not provide indemnification for, among other things, conduct that is adjudged to be fraud, deliberate dishonesty or willful misconduct.

     SunGard has obtained directors' and officers' liability insurance that covers certain liabilities, including liabilities to SunGard and its stockholders, in the amount of $20 million.

ITEM 16.  EXHIBITS

NUMBER                          DOCUMENT
------     ---------------------------------------------------------------------
  5.1 Opinion of Counsel as to the validity of the issuance of the shares of SunGard Common Stock to be registered.
 23.1      Consent of Coopers & Lybrand L.L.P., independent accountants.
 23.2      Consent of Ernst & Young LLP, independent auditors.
 23.3      Consent of Counsel (included in Exhibit 5.1).
 24.1      Power of attorney of certain signatories (included on the Signature
           Page).

ITEM 17.  UNDERTAKINGS.

    (a)    The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of

1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of SunGard pursuant to the foregoing provisions, or otherwise, SunGard has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SunGard of expenses incurred or paid by a director, officer or controlling person of SunGard in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SunGard will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN WAYNE, PENNSYLVANIA, ON THE DATE INDICATED.

                                           SUNGARD DATA SYSTEMS INC.

Date:  March 19, 1998                      By: /S/ JAMES L. MANN
                                               --------------------------------
                                                       JAMES L. MANN
                                                  CHIEF EXECUTIVE OFFICER,
                                                  PRESIDENT AND CHAIRMAN

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES JAMES L. MANN AND MICHAEL J. RUANE AND EACH OF THEM, AS ATTORNEY-IN-FACT, TO SIGN ON HIS BEHALF INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT.

                        SIGNATURE                            CAPACITY                  DATE
                        ---------                            --------                  ----
               s/ James L. Mann                     Chief Executive Officer,            March 19, 1998
---------------------------------------------------
                  JAMES L. MANN                     President, and Chairman
                                                    of the Board of Directors
                                                    (principal executive officer)

             s/ Michael J. Ruane                    Chief Financial Officer and         March 19, 1998
---------------------------------------------------
                MICHAEL J. RUANE                    Vice President-Finance
                                                    (principal financial officer)

            s/ Andrew P. Bronstein                  Vice President and Controller       March 19, 1998
---------------------------------------------------
               ANDREW P. BRONSTEIN                  (principal accounting officer)

             s/ Gregory S. Bentley                  Director                            March 19, 1998
---------------------------------------------------
                GREGORY S. BENTLEY

              s/ Michael C. Brooks                  Director                            March 19, 1998
---------------------------------------------------
                 MICHAEL C. BROOKS

              s/ Albert A. Eisenstat                Director                            March 19, 1998
---------------------------------------------------
                 ALBERT A. EISENSTAT

               s/ Bernard Goldstein                 Director                            March 19, 1998
---------------------------------------------------
                  BERNARD GOLDSTEIN

                  s/ Michael Roth                   Director                            March 19, 1998
---------------------------------------------------
                     MICHAEL ROTH

               s/ Malcolm I. Ruddock                Director                            March 19, 1998
---------------------------------------------------
                  MALCOLM I. RUDDOCK

              s/ Lawrence J. Schoenberg             Director                            March 19, 1998
---------------------------------------------------
                 LAWRENCE J. SCHOENBERG

                                 EXHIBIT  INDEX

Number                                Document
------                                --------

5.1 Opinion of Counsel as to the validity of the issuance of the shares of SunGard Common Stock to be registered.
23.1      Consent of Coopers & Lybrand L.L.P., independent accountants.
23.2      Consent of Ernst & Young LLP, independent auditors.
23.3      Consent of Counsel (included in Exhibit 5.1).
24.1      Power of attorney of certain signatories (included on the Signature
          Page).